EXHIBIT 8.1

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Broadcom Limited, a Delaware corporation

1320 Ridder Park Drive

San Jose, California 95131

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as U.S. federal income tax counsel for Broadcom Limited, a Delaware corporation (“Broadcom-Delaware”), in connection with (i) the preparation and filing of the related Registration Statement on Form S-4 (File No. 333-222898) of Broadcom-Delaware on Form S-4, which includes a consent solicitation statement/prospectus, filed on the date hereof (as amended through the effective date hereof, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), (ii) the amendment, to be entered into substantially in the form attached as an exhibit to the Registration Statement (the “Amendment”), to the amended and restated exempted limited partnership agreement, dated as of February 1, 2016 (as amended, the “Partnership Agreement”), in respect of Broadcom Cayman L.P., an exempted limited partnership registered in the Cayman Islands, (iii) the Scheme of Arrangement, to be entered into among Broadcom Limited, a company incorporated in Singapore (“Broadcom-Singapore”), Broadcom-Delaware and the registered holders of shares in the capital of Broadcom-Singapore, substantially in the form attached as an exhibit to the Amendment (the “Scheme”), and (iv) the Implementation Agreement, to be entered into between Broadcom-Singapore and Broadcom-Delaware, substantially in the form attached as an exhibit to the Amendment (the “Implementation Agreement”). Pursuant to the Implementation Agreement, the Scheme, the Amendment and the Partnership Agreement, and as described in the Registration Statement, all of the LP Units (as defined in the Registration Statement) (excluding any LP Units held by Broadcom-Singapore or any of its subsidiaries) will be mandatorily exchanged on a one-for-one basis for newly issued shares of common stock of Broadcom-Delaware and, immediately thereafter, all ordinary shares in the capital of Broadcom-Singapore will be exchanged on a one-for-one basis for newly issued shares of common stock of Broadcom-Delaware (all such exchanges and related transactions collectively, the “Transaction”).

February 23, 2018

In rendering our opinion, we have examined and, with your consent, are expressly relying upon (without any independent investigation or review thereof) the truth and accuracy of the factual statements, representations and warranties contained in (i) the Implementation Agreement, (ii) the Scheme, (iii) the Amendment, (iv) the Partnership Agreement, (v) the Registration Statement, (vi) the representation letter of Broadcom-Delaware delivered to us for purposes of this opinion and (vii) such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion (in each case, including any exhibits and schedules thereto).

In addition, we have assumed, with your consent, that,

1. Original documents (including signatures) are authentic, and documents submitted to us as copies conform to the original documents, and there has been (or will be by the effective time of the Transaction) execution and delivery of all documents where execution and delivery are prerequisites to the effectiveness thereof;

2. The Transaction will be consummated in the manner contemplated by, and in accordance with the provisions of, the Registration Statement and other documents referred to herein;

3. All factual statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us are true, complete and correct in all respects and will remain true, complete and correct in all respects up to and including the effective time of the Transaction, and no actions have been taken or will be taken which are inconsistent with such factual statements, descriptions or representations or which make any such factual statements, descriptions or representations untrue, incomplete or incorrect at the effective time of the Transaction;

4. Any statements made in any of the documents referred to herein “to the knowledge of” or similarly qualified or that are based upon any person’s “belief,” “expectation” or similar qualification are true, complete and correct in all respects and will continue to be true, complete and correct in all respects at all times up to and including the effective time of the Transaction, in each case without such qualification;

5. The parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Registration Statement and other documents referred to herein; and

6. There will be no change in applicable U.S. federal income tax law from the date hereof through the effective time of the Transaction.

We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

February 23, 2018

Based on such facts and subject to the qualifications, assumptions and limitations set forth herein and in the Registration Statement, it is our opinion that, for U.S. federal income tax purposes, the exchange of the LP Units for Broadcom-Delaware shares of common stock pursuant to the Amendment, taken together with the exchange of Broadcom-Singapore ordinary shares for Broadcom-Delaware shares of common stock pursuant to the Scheme, should qualify as a transaction described in Section 351 of the U.S. Internal Revenue Code of 1986, as amended; however, there is some uncertainty regarding whether the exchange of the LP Units for Broadcom-Delaware shares of common stock pursuant to the Transaction will qualify for such treatment because there is no authority directly addressing a transaction involving the same facts as the Transaction.

No opinion is expressed as to any matter not discussed herein.

This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those on which we have relied in connection with this opinion may affect the conclusions stated herein.

This opinion is furnished to you, and is for your use in connection with the transaction described herein upon the understanding that we are not hereby assuming professional responsibility to any other person whatsoever. This opinion may not be relied upon by you for any other purpose, or furnished to, assigned to, quoted to or relied upon by any other person, firm or other entity, for any purpose, without our prior written consent, except that this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Latham & Watkins LLP